UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 31, 2008

Commission File No.:    001-13387

AEROCENTURY CORP.
_________________________________________
(Exact name of registrant as specified in its charter)

Delaware	94-3263974
(State or Other Jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1440 Chapin Avenue, Suite 310 Burlingame, CA 94010	94010
(Address of principal executive offices)	(Zip Code)

(650) 340-1888
Registrant’s telephone number, including area code:

Not Applicable
Former Name or Former Address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 oPre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02: Departure of Director or Certain Officers

On October 31, 2008, Marc Anderson notified the Company of his intention to resign from the Board of Directors of the Company and his position as Senior Vice President and Chief Operating Officer of the Company on December 31, 2008.  These resignations will be concurrent with Mr. Anderson’s departure from JetFleet Management Corp. ("JMC"), the management company for the Company, upon the expiration of Mr. Anderson's current employment contract term with JMC on December 31, 2008.

JMC and Mr. Anderson have entered into a six-month renewable consulting agreement, effective January 1, 2009.  The consulting agreement provides for Mr. Anderson to provide transition assistance to JMC.

The Company does not currently intend to name a successor Chief Operating Officer, as the duties of Chief Operating Officer will be assumed, as of January 1, 2009, by the Company's President and Chief Executive Officer, Neal D. Crispin.

AEROCENTURY CORP.

Date: November 5, 2008	By:	/s/ Neal D. Crispin

Title: President